Exhibit 99.1

November 3, 2022

RAVE Restaurant Group, Inc. Reports First Quarter Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the first quarter of fiscal 2023 ended September 25, 2022.

First Quarter Highlights:

•	The Company recorded net income of $0.3 million for the first quarter of fiscal 2023 compared to net income of $0.3 million for the same period of the prior year.

•	Income before taxes was $0.4 million for the first quarter of fiscal 2023 compared to income before taxes of $0.3 million for the same period of the prior year.

•	Adjusted EBITDA increased by $0.1 million to $0.5 million for the first quarter of fiscal 2023 compared to the same period of the prior year.

•	Total revenue increased by $0.5 million to $3.0 million for the first quarter of fiscal 2023 compared to the same period of the prior year.

•	The Company used $1.4 million to repurchase shares of its common stock in the first quarter of fiscal 2023.

•	Pizza Inn domestic comparable store retail sales increased 12.5% in the first quarter of fiscal 2023 compared to the same period of the prior year.

•	Pie Five domestic comparable store retail sales increased 7.6% in the first quarter of fiscal 2023 compared to the same period of the prior year.

•	On a fully diluted basis, net income was unchanged at $0.02 per share for the first quarters of both fiscal 2023 and fiscal 2022.

•	Cash and cash equivalents decreased $0.3 million during the first quarter of fiscal 2023 to $7.4 million at September 25, 2022.

•	Pizza Inn domestic unit count finished at 128.

•	Pizza Inn international unit count finished at 33.

•	Pie Five domestic unit count finished at 31.

“Our first quarter results mark 10 consecutive quarters of profitability for RAVE as we transition from a turnaround to a stable company primed for growth,” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc. “Our first quarter shows continued significant same store sales growth at both Pizza Inn and Pie Five, net income stability, EBITDA growth and strong operating cash performance.”

“We continue to make investment decisions with a goal of driving long-term performance and competitiveness,” Solano said. “We expect that key initiatives such as our Pizza Inn rebranding efforts, reimagined Pizza Inn buffet experience and Pie Five’s menu relaunch will provide returns long after our initial investments.”

In September, RAVE announced a modernized Pizza Inn logo, a more confident version of the brand’s mascot, Jojo and a fresh new retail design aimed at an enhanced consumer buffet experience with built-in social media shareability.

Solano continued, “The restaurant industry continues to abandon dine-in, leaving us an opportunity to win with our differentiated strategy, focusing on the value and variety of Pizza Inn’s buffet while opportunistically capturing delivery and carry-out. We know our customers are hungry for a connection and an ’experience‘ with their family, not just Covid-esque functional feeding, and we are well positioned to deliver that need.”

“In fiscal 2022 we delivered the first Pizza Inn buffet unit count growth in 24 years. While we had no additional openings in the first quarter of fiscal 2023, we are on track with a strong pipeline of new stores, including our first new-image Pizza Inn currently under construction and slated to open in late January in Asheboro, NC.”

“The most significant Pie Five menu and operations changes in our history have been rolled out to all traditional stores and we are seeing strong consumer and franchisee acceptance and an improvement in same store sales consistent with our testing.”

“I’m proud of our results and the inspired efforts of our team members and franchisees. They are a gritty, resilient bunch and I feel great about our future.”

Clint Fendley, Chief Financial Officer of RAVE Restaurant Group, Inc. further explained, "Our 17.7% total revenue increase was driven by strong same-store sales growth, unit count stability and strong performance among remodeled Pizza Inn units. These factors combined with strong cost controls yielded our tenth consecutive quarter of profitability. In the first quarter, we leveraged our strong cash position to repurchase common stock and continue to hold in excess of $7.4 million in cash."

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.
Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company owns, franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. The Pizza Inn experience is unlike your typical buffet. Since 1958, Pizza Inn's house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America's favorite hometown pizza place. This, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five's craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainnofficial and @piefivepizza.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended
	September 25, 2022	September 26, 2021
REVENUES:	$3,005	$2,553

COSTS AND EXPENSES:
General and administrative expenses	1,343	1,206
Franchise expenses	1,202	986
Impairment of long-lived assets and other lease charges	5	—
Bad debt expense	4	5
Interest expense	1	24
Depreciation and amortization expense	51	44
Total costs and expenses	2,606	2,265

INCOME BEFORE TAXES	399	288
Income tax expense	(92)	(3)
NET INCOME	307	285

INCOME PER SHARE OF COMMON STOCK - BASIC:	$0.02	$0.02

INCOME PER SHARE OF COMMON STOCK - DILUTED:	$0.02	$0.02

Weighted average common shares outstanding - basic	16,632	18,005

Weighted average common and potential dilutive common shares outstanding	16,632	18,803

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 25, 2022	June 26, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,421	$7,723
Accounts receivable, less allowance for bad debts of $25 and $27, respectively	1,486	1,981
Notes receivable, current	170	172
Deferred contract charges, current	34	36
Prepaid expenses and other	108	146
Total current assets	9,219	10,058

LONG-TERM ASSETS
Property, plant and equipment, net	339	365
Operating lease right of use asset, net	1,556	1,664
Intangible assets definite-lived, net	255	232
Notes receivable, net of current portion	168	201
Deferred tax asset, net	5,772	5,772
Deferred contract charges, net of current portion	217	224
Total assets	$17,526	$18,516

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$689	$669
Accrued expenses	1,447	1,082
Other current liabilities	—	81
Operating lease liability, current	498	490
Short term loan, current	—	30
Deferred revenues, current	401	538
Total current liabilities	3,035	2,890

LONG-TERM LIABILITIES
Operating lease liability, net of current portion	1,293	1,421
Deferred revenues, net of current portion	777	793
Total liabilities	5,105	5,104

COMMITMENTS AND CONTINGENCIES (SEE NOTE D)

SHAREHOLDERS' EQUITY
Common stock, $0.01 par value; authorized 26,000,000 shares; issued 25,090,058 and 25,090,058 shares, respectively; outstanding 16,400,539 and 17,511,430 shares, respectively	251	251
Additional paid-in capital	37,470	37,384
Retained earnings	1,133	826
Treasury stock at cost
Shares in treasury: 8,689,519 and 7,578,628 respectively	(26,433)	(25,049)
Total shareholders' equity	12,421	13,412

Total liabilities and shareholders' equity	$17,526	$18,516

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 25, 2022	September 26, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$307	$285
Adjustments to reconcile net income to cash provided by/(used in) operating activities:
Impairment of long-lived assets and other lease charges	5	—
Stock-based compensation expense	86	42
Depreciation and amortization	35	36
Amortization of operating right of use assets	108	104
Amortization of intangible assets definite-lived	16	8
Amortization of debt issue costs	—	7
Allowance for bad debts	4	5
Changes in operating assets and liabilities:
Accounts receivable	491	74
Notes receivable	5	26
Deferred contract charges	9	(3)
Prepaid expenses and other	38	46
Accounts payable - trade	20	(123)
Accrued expenses	284	(424)
Operating lease liability	(120)	(114)
Deferred revenues	(153)	(312)
Cash provided by/(used in) operating activities	1,135	(343)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable	30	57
Purchase of intangible assets definite-lived	(39)	(27)
Purchase of property, plant and equipment	(14)	(11)
Cash (used in)/provided by investing activities	(23)	19

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of stock	(1,384)	—
Short term loan, current	(30)	(130)
Cash (used in) financing activities	(1,414)	(130)

Net (decrease)/increase in cash and cash equivalents	(302)	(454)
Cash and cash equivalents, beginning of period	7,723	8,330
Cash and cash equivalents, end of period	$7,421	$7,876

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Income taxes	$9	$2

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	September 25, 2022	September 26, 2021
Net income	$307	$285
Interest expense	1	24
Income taxes	92	3
Depreciation and amortization	51	44
EBITDA	$451	$356
Stock-based compensation expense	86	42
Severance	—	33
Impairment of long-lived assets and other lease charges	5	—
Franchisee default and closed store revenue	—	(1)
Closed and non-operating store costs	—	1
Adjusted EBITDA	$542	$431